Exhibit 99.1

For Immediate Release

                 HAL H. BIBEE SR. JOINS VOIP, INC. AS PRESIDENT

Ft. Lauderdale, Fla., November 23, 2005 - VoIP, Inc. (OTCBB:VOII), a leading provider of Voice over Internet Protocol (VoIP) hosted communications solutions for service providers, resellers and consumers worldwide, announced today that Hal H. Bibee, Sr. has joined the company as its new President. Bibee, a seasoned executive with broad experience in telecommunications and finance will help VoIP, Inc. develop its business resources as it continues to grow within the Internet Protocol (IP) voice solutions marketplace.

Prior to joining VoIP, Inc., Bibee managed a portfolio of companies both inside and outside the telecom field. He has been Chief Executive Officer of several telecommunications companies, including INTELLICAD, LLC and FiberLink, LLC, which specialize in telecommunications consulting, engineering and construction. He is also a general partner of Parkway Properties, a self-storage facilities developer and operator, and ASETZ, a diversified real estate development and investment company.

From 1995 to 2000, Bibee was CEO of Better Choice TV, Inc., a wireless telecommunications systems development company. He also was a consultant, stockholder, and director of Mega Force Staffing Services, Inc., a commercial staffing company. While in charge of all M&A and investment banking activities at Mega Force, the Company grew from 43 offices and $70,000,000 in revenues to over 100 offices and $200,000,000 in revenues.

"We are pleased to announce the addition of Hal Bibee to our executive management team," said B. Michael Adler, VoIP's CEO. "Hal's hands-on experience as an entrepreneur in the telecommunications sector and his strong managerial and financial skills make him well-suited to serve as the President of our company. His M&A integration experience, industry knowledge, operating background and strong business acumen will be instrumental in leading VoIP, Inc. to the next level in the rapidly growing and changing VoIP marketplace."

"I am excited to join VoIP, Inc., an industry leader in Voice over IP technology and look forward to the challenges and future successes of my association with this dynamic company," commented Mr. Bibee.

Among his other communications-related business experience, Bibee served as president and CEO of North Star Cable Television Company, Cumberland River Cable, Inc., North Star CATV Services, Inc., and Professional Cable Services, Inc.

Early in his career, Bibee was employed by Ernst & Ernst where he supervised the audits of numerous clients involved in insurance, banking, manufacturing and coal mining.

From 1987 to 1997, Bibee was also a member of the board of directors and shareholder of First Bank of East Tennessee.

Bibee is currently a member of the board of directors of WQN, Inc. and Chairman of their Audit Committee.

About VoIP, Inc:

VoIP, Inc. is an emerging global provider of advanced communications services utilizing Voice over Internet Protocol (VOIP) as its core technology component. Through its subsidiaries, the Company provides a comprehensive portfolio of advanced telecommunications technologies, enhanced services, broadband products, and fulfillment services to the VoIP industry. Customers include Inter Exchange Carriers (IXCs), Competitive Local Exchange Carriers (CLECs), Internet Service Providers (ISPs), Cable Operators and VoIP Service Providers in the United States and various countries around the world. Leveraging its nationwide Multi-Protocol Label Switching (MPLS) VoiceOne network, and the continued deployment of advanced communications services, the Company is enabling its customers worldwide to gain entry into this emerging space with products including voice termination/origination, e911, CALEA, Broadband Voice, IP Centrex, and more. For more information on the Company, please visit the Company's web site: http://www.voipinc.com.


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Safe Harbor

Statements about the Company's future expectations and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby.

The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words "anticipate," "estimate," "expect," "intend," "plans," "projects," and similar expressions, as they relate to the Company or its management, are intended to identify forward- looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic risks and uncertainties.

Contact:

S&S Public Relations
Belinda Banks, 917-670-6918
belinda@sspr.com

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Source: VoIP, Inc.

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